Exhibit 3.13

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If document is filed on paper If document is filed electronically	$150.00 Currently Not Available

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    are subject to change.

To file electronically, access instructions

    for this form/cover sheet and other

    information or print copies of filed

    documents, visit www.sos.state.co.us

    and select Business Center.

20081356754 C $ 300.00 SECRETARY OF STATE 07-02-2008 11:45:39
Paper documents must be typewritten or machine printed.		ABOVE SPACE FOR OFFICE USE ONLY

Combined Statement of Conversion and Articles of Organization

filed pursuant to §7-90-201 and §7-80-204 of the Colorado Revised Statutes (C.R.S.)

Statement of Conversion

1.	For the converting entity, its entity name or true name, ID number (if applicable), form of entity, the jurisdiction under the law of which it is formed, and the principal office address of its principal office are

	Entity name or true name of the converting entity	G&D, Inc.

	ID number (if applicable)	19871309595
(Colorado Secretary of State ID number)

	Form of the entity	Corporation

	Jurisdiction where formed	Colorado

	Principal office street address	5000 Independent Street
(Street number and name)

Arvada CO 80002
(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

Principal office mailing address
	(leave blank if same as above)	(Street number and name or Post Office Box information)

(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

2.	The converting entity has been converted into the resulting entity identified below.

3.	For the resulting entity, its entity name, form of entity, the jurisdiction under the law of which it is formed, and the principal office address of its principal office are

CONVERT_LLC	Page 1 of 4	Rev. 10/6/2005

Entity name of the resulting entity	G&D, LLC
(The name of a limited liability company must contain the term or abbreviation “limited liability company”, “ltd. liability company”, “limited liability co.”, “ltd. liability co.”, “limited”, “l.l.c.”, “llc”, or “ltd.” §7-90-601, C.R.S.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

Form of the entity	domestic limited liability company

Jurisdiction where formed	Colorado

Principal office street address	5000 Independent Street
(Street number and name)

Arvada CO 80002
(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

Principal office mailing address
(leave blank if same as above)	(Street number and name or Post Office Box information)

(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

(if the following statement applies, adopt the statement by marking the box.)

☒	The mailing address in the records of the Secretary of State is no longer different than the street address and is no longer required.

Articles of Organization

1.	The entity name is	G&D, LLC
(The name of a limited liability company must contain the term or abbreviation “limited liability company”, “ltd. liability company”, “limited liability co.”, “ltd. liability co.”, “limited”, “l.l.c.”, “llc”, or “ltd.” §7-90-601, C.R.S.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2.	The principal office address of the initial principal office is

	Street address	5000 Independent Street
(Street number and name)

Arvada CO 80002
(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

CONVERT_LLC	Page 2 of 4	Rev. 10/6/2005

Mailing address
	(leave blank if same as street address)	(Street number and name or Post Office Box information)

(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

3.	The registered agent name and registered agent address of the initial registered agent are

Name
(if an individual)
(Last) (First) (Middle) (Suffix)

OR

	(if an entity)	The Corporation Company
(Caution: Do not provide both an individual and an entity name.)

The person appointed as registered agent above has consented to being so appointed.

	Street address	1675 Broadway, Suite 1200
(Street number and name)

Denver CO 80202
(City) (State) (Postal/Zip Code)

Mailing address
	(leave blank if same as street address)	(Street number and name or Post Office Box information)

CO
(City) (State) (Postal/Zip Code)

4.	The true name and mailing address of the person forming the limited liability company are

Name
	(if an individual)	Cooke Justin Stuart
(Last) (First) (Middle) (Suffix)

OR

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

	Mailing address	425 Lexington Avenue
(Street number and name or Post Office Box information)

New York NY 10017
(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

(if the following statement applies, adopt the statement by marking the box and include an attachment.)
☐ This document contains the name and address of one or more additional person(s) forming the limited liability company.

CONVERT_LLC	Page 3 of 4	Rev. 10/6/2005

5.	The management of the limited liability company is vested in
(Mark the applicable box) ☐ one or more managers. OR ☒ the members.

6.	There is at least one member of the limited liability company.

7.	(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains additional information as provided by law.

8.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

If the following statement applies, adapt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are                                                                      .

                                                                                  (mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

9.	The true name and mailing address of the individual causing the document to be delivered for filing are

Cooke	Justin	Stuart
(Last)	(First)		(Middle)	(Suffix)

425 Lexington Avenue
(Street number and name or Post Office Box information)

New York		NY	10017
(City)		(State)	(Postal/Zip Code)

(Province – if applicable)		(Country – if not US)

(if the following statement applies, adopt the statement by marking the box and include an attachment.)
☐	This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

CONVERT_LLC	Page 4 of 4	Rev. 10/6/2005